UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 4, 2019 (January 3, 2019)

Brookdale Senior Living Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32641	20-3068069
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

111 Westwood Place, Suite 400, Brentwood, Tennessee		37027
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code	(615) 221-2250

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 7 — Regulation FD

Item 7.01.	Regulation FD Disclosure.

On January 3, 2019, the Board of Directors of Brookdale Senior Living Inc., a Delaware corporation (the "Company"), upon recommendation of the Nominating and Corporate Governance Committee, unanimously approved and adopted an amendment (the "Amendment") to the Company's Amended and Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"), to provide that each director elected at the Company's 2019 annual meeting of stockholders will be elected for a one-year term expiring at the Company's 2020 annual meeting of stockholders. The Company intends to submit the Amendment to a vote of stockholders at the Company's 2019 annual meeting of stockholders. The Amendment, and a corresponding amendment to the Company's Amended and Restated Bylaws, will become effective subject to receipt of the requisite vote of stockholders at the annual meeting and the filing and effectiveness of a Certificate of Amendment with the Secretary of State of the State of Delaware setting forth the Amendment. Following the effectiveness of the Amendment, a majority of the directors of the Company will be elected to serve for one-year terms at the Company's 2020 annual meeting of stockholders, and all directors of the Company will be elected to serve for one-year terms at the Company's 2021 annual meeting of stockholders. The Board approved the Amendment in connection with its continued review of, and discussions with stockholders regarding, the Company's corporate governance practices.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROOKDALE SENIOR LIVING INC.

Date:	January 4, 2019	By:	/s/ Chad C. White
		Name:	Chad C. White
		Title:	Executive Vice President, General Counsel and Secretary